                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /

     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                 ULTRAK, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 ULTRAK, INC.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:


     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.: Schedule 14A

     (3) Filing Party: Ultrak, Inc.

     (4) Date Filed: April 23, 1995

                                [ULTRAK LOGO]
                                      Quality Products That
                                        Make a Difference




     NOTICE
1996 ANNUAL
      MEETING                      PROXY
                                  STATEMENT

                                  ULTRAK, INC.
                        1220 CHAMPION CIRCLE, SUITE 100
                            CARROLLTON, TEXAS  75006


April 15, 1996



Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Ultrak, Inc. to be held at 3000 Thanksgiving Tower, Dallas, Texas 75201 at 9:00 a.m., Central Standard Time, on Monday, May 20, 1996.

The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes the election of five directors and the approval of independent certified public accountants of the Company.

Directors and officers of the Company will be present to help host the meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend.

The Company's Board of Directors believes that a favorable vote for each person nominated to serve as a director of the Company and for approval of Grant Thornton LLP as the firm of independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 1996, are in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such director and "FOR" approval of Grant Thornton LLP as the Company's independent certified public accountants. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

Please sign, date and return the enclosed Proxy without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.


Sincerely,


/s/ GEORGE K. BROADY
George K. Broady
Chairman of the Board

                                  ULTRAK, INC.
                        1220 CHAMPION CIRCLE, SUITE 100
                            CARROLLTON, TEXAS  75006


NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 20, 1996

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Ultrak, Inc. (the "Company" or "Ultrak") will be held at 3000 Thanksgiving Tower, Dallas, Texas 75201 on Monday, May 20, 1996, at 9:00 a.m. Central Standard Time, for the following purposes:

         (1) to elect five directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

         (2) to consider and act upon a proposal to approve the selection by the Board of Directors of Grant Thornton LLP as the firm of independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 1996; and

         (3) to transact such other business as may properly come before the Meeting or any adjournment thereof.

         The close of business on March 29, 1996 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours at the offices of the Company at 1220 Champion Circle, Suite 100, Carrollton, TX 75006.

         Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

         STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


         By Order of the Board of Directors,


         /s/ TIM D. TORNO
         Tim D. Torno
         Secretary

Carrollton, Texas
April 15, 1996

                                  ULTRAK, INC.
                        1220 CHAMPION CIRCLE, SUITE 100
                            CARROLLTON, TEXAS  75006


                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1996


         This Proxy Statement is being first mailed on or about April 15, 1996 to stockholders of Ultrak, Inc., a Delaware corporation (the "Company" or "Ultrak"), by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at 3000 Thanksgiving Tower, Dallas, Texas 75201 on Monday, May 20, 1996, at 9:00 a.m., Central Standard Time, or at such other time and place to which the Meeting may be adjourned.

         The purpose of the Meeting is to consider and act upon (i) the election of five directors; (ii) the approval of independent certified public accountants; and (iii) such other matters as may properly come before the Meeting or any adjournment thereof.

         All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted (i) FOR the election of the five persons named under "Election of Directors" as nominees for election as directors of the Company; (ii) FOR the approval of Grant Thornton LLP as the firm of independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 1996; and (iii) at the discretion of the Proxy holders with regard to any other matters that may properly come before the Meeting or any adjournment thereof. Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

         The Proxy may be revoked at any time by providing written notice of such revocation to the person named as proxy, by voting in person at the Meeting, or by giving a later Proxy.

RECORD DATE AND VOTING SECURITIES

         The record date for determining the stockholders entitled to vote at the Meeting will be the close of business on March 29, 1996 (the "Record Date"), at which time the Company had issued and outstanding approximately 7,327,004 shares of Common Stock, $0.01 par value ("Common Stock"), and 195,351 shares of Series A 12% Cumulative Convertible Preferred Stock, $5.00 par value ("Series A Preferred Stock") (the Common Stock and the Series A Preferred Stock are sometimes collectively referred to herein as the "Voting Shares").
         The Voting Shares constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

QUORUM AND VOTING

         The presence, in person or by Proxy, of the holders of Voting Shares holding a majority of the votes entitled to be cast is necessary to constitute a quorum at the Meeting. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock held and each holder of shares of Series A Preferred Stock is entitled to
         16.667 votes for each share of Preferred Stock held with respect to each matter (including the election of directors) to be voted on at the Meeting. Assuming the presence of a quorum, the affirmative vote equal to at least a majority of the votes cast at the Meeting, in person or by Proxy, is required for the election of directors and approval of independent certified public accountants. Abstentions will be included in vote totals and, as such, will have the same effect as a negative vote. Where nominee recordholders do not vote on specific issues because they did not receive specific instructions on such proposal from the beneficial owners of such shares ("broker nonvotes"), such broker nonvotes will not be included in vote totals and, as such, will not be considered as votes cast.

ELECTION OF DIRECTORS

         There are five directors to be elected for terms expiring at the Company's Annual Meeting of Stockholders in 1997 or until their respective successors are elected and qualified. The persons nominated for election as director are listed below. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute.

         GEORGE K. BROADY, age 57, is Chairman of the Board, Chief Executive Officer and President of the Company. Mr. Broady became Chairman of the Board, President and Chief Executive Officer in March 1991. Prior to that date, Mr. Broady was actively involved as Owner and President of Geneva Merchant Bankers of Dallas, Texas. Until December 1987, Mr. Broady was Chairman and Chief Executive Officer of Network Security Corporation, a company that he founded in 1970. Network Security Corporation and the publicly-held stock of its controlled subsidiary were sold to Inspectorate International, a Swiss company, in 1987 for $165 million. Mr. Broady received his BS (cum laude) from Iowa State University in 1960. Mr. Broady devotes substantially all of his executive time to the Company.

         JAMES D. PRITCHETT, age 49, is a Director, the Executive Vice President and Chief Operating Officer of the Company. Mr. Pritchett joined the Company in September 1988 as Chief Operating Officer. He was promoted to Executive Vice President in October 1991. From October 1, 1980 to September 1, 1988, Mr. Pritchett was Executive Vice President and Chief Operating Officer of Booth, Inc., Carrollton, Texas, a manufacturer of electronic equipment. Mr. Pritchett received his BS Degree in Mechanical Engineering from the University of Texas at Arlington in 1969, and his MS in Mechanical Engineering in 1972 from Southern Methodist University, Dallas, Texas. Mr. Pritchett was appointed to the Board of Directors in August, 1989. From 1969 to 1972, he was an engineer with LTV Aerospace and from 1972 to 1978 he was a product manager for Thermalloy, Inc. He was a research and development engineer with Glitech, Inc. from 1978 to 1980.

         WILLIAM C. LEE, age 56, has been the Senior Vice President of the Annuity Board of the Southern Baptist Convention of Dallas, Texas, a $4.5 billion dollar pension and insurance management company, since July 1991. Mr. Lee served as Managing Director of Geneva Merchant Bankers of Dallas, Texas, from 1989 until 1991 and as an executive officer and director of several major southwestern banking companies for the 27 years prior to that. Mr. Lee earned his BBA from Texas A & M University in 1962 and his MBA from Southern Methodist University in 1966. Mr. Lee is a CPA in the State of Texas and a member of the American Institute of CPAs, the Texas Society of CPAs, the Financial Executives Institute and the American Institute of Image Management.

         CHARLES C. NEAL, age 37, has been President of Chas. A. Neal & Company of Miami, Oklahoma, a company which owns interests in oil and gas properties and in various corporations in several industries, including banking, since 1989. From 1985 to 1989, Mr. Neal was with Merrill Lynch & Co. in New York

         City, performing investment banking, general corporate finance and mergers and acquisitions services for a variety of clients. Mr. Neal is also a director of several privately held companies. Mr. Neal received his BA in Economics in 1981 from the University of Oklahoma and a JD/MBA from the University of Chicago Law School and Graduate School of Business in 1985.

         ROBERT F. SEXTON, age 61, has been President of Bakery Associates, Inc. of Dallas, Texas, a company which brokers bakery packaging goods, since 1983. From 1973 to 1983, Mr. Sexton was Executive Vice President and a director of Campbell Taggart, Inc. of Dallas, Texas, one of the nation's largest baking companies. Campbell Taggart was listed on the New York Stock Exchange prior to its acquisition by Anheuser Busch in 1982. Mr. Sexton is also a director of Republic Gypsum Company, a New York Stock Exchange-listed corporation which manufactures and distributes paperboard. Mr. Sexton earned his BBA in Industrial Management in 1956 from the University of Texas.


BOARD OF DIRECTORS AND COMMITTEES

         The Company has an Audit Committee and a Compensation Committee to assist the Board of Directors.

         The Audit Committee, composed of Messrs. Lee, Neal and Sexton, is responsible for (i) reviewing the scope of, and the fees for, the annual audit of the Company, (ii) reviewing with the independent auditors the Company's corporate accounting practices and policies,
         (iii) reviewing with the independent auditors their final report, (iv) reviewing with the independent auditors overall accounting and financial controls, and (v) being available to the independent auditors during the year for consultation purposes. The Audit Committee met twice in 1995.

         The Compensation Committee, composed of Messrs. Lee, Neal and Sexton, is responsible for determining the nature and amount of compensation for the executive officers of the Company, and for granting stock options under the Company's stock option plan. The Compensation Committee met four times in 1995.

         During 1995, there were three regular meetings and four special meetings of the Board of Directors, and all directors of the Company attended at least 75% of all meetings of the Board of Directors and each of the committees on which they served.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The directors and executive officers of the Company are as follows:

          --------------------------------------------------------------------
                Name            Age   Position
          --------------------------------------------------------------------
          George K. Broady      57    Chairman of the Board, Chief Executive
                                      Officer and President
          James D. Pritchett    49    Director, Executive Vice President and
                                      Chief Operating Officer
          Tim D. Torno          38    Vice President-Finance, Secretary,
                                      Treasurer and Chief Financial Officer
          --------------------------------------------------------------------

         See "Election of Directors" for business experience information concerning Messrs. Broady and Pritchett.

         TIM D. TORNO, Vice President-Finance, Secretary, Treasurer and Chief Financial Officer. Mr. Torno has been the Secretary, Treasurer and Chief Financial Officer of the Company since August, 1988. From
         May

         1980 to August, 1988, Mr. Torno was employed by KPMG Peat Marwick in Denver, New York, and Corpus Christi, Texas, in various capacities including senior manager. Mr. Torno received a BBA in Accounting (cum laude) from Texas A & M University, College Station, Texas, in 1979 and a MBA degree (with honors) in 1993 from the University of Phoenix, Denver, Colorado. Mr. Torno is a CPA in the States of Texas and Colorado, and is a member of the American Institute of CPAs and the Texas Society of CPAs.

EXECUTIVE COMPENSATION

         The following summary sets forth all annual and long-term compensation paid or accrued to the Company's Chief Executive Officer and each of the Company's executive officers earning in excess of $100,000 during 1995 for services rendered to the Company during the fiscal years ended December 31, 1995, 1994 and 1993.

                                              SUMMARY COMPENSATION TABLE
 -----------------------------------------------------------------------------------------------------------------
                                  Annual Compensation                   Long-term Compensation
                    ----------------------------------------------  ----------------------------
                                                                                Awards
                                                                    ----------------------------
                                                                                     Securities
       Name and                                         Other         Restricted     Underlying
      Principal                                         Annual          Stock         Options/        All Other
       Position         Year    Salary      Bonus    Compensation       Awards        SARs (1)     Compensation(2)
 -----------------------------------------------------------------------------------------------------------------
 George K. Broady,      1995  $268,000        -           -               -              50,000         $2,179
 Chief Executive
 Officer and            1994  $240,000     $84,000        -               -                -            $1,613
 President
                        1993  $212,762     $54,750        -               -                -            $1,104


 James D. Pritchett,    1995  $198,000        -           -               -              37,500         $3,657
 Executive Vice
 President              1994  $164,000     $54,400        -               -                -            $2,737

                        1993  $154,078     $61,200        -               -                -            $1,799


 Tim D. Torno,          1995  $138,000        -           -               -              18,750         $2,296
 Vice President-
 Finance, Secretary,    1994  $105,000     $36,750        -               -                -            $1,872
 Treasurer and
 Chief Financial        1993  $ 86,400     $36,000        -               -              20,833         $1,322
 Officer
 -----------------------------------------------------------------------------------------------------------------


(1)  SARs are defined as stock appreciation rights.

(2)  Company's contribution to employee's 401(k).

OPTION/SAR GRANTS

        The following table provides information on stock option/SAR grants to the named executive officers during 1995:

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
 ---------------------------------------------------------------------------------------------------------------
                                                                                     Potential Realizable Value
                                                                                     at Assumed Annual Rates of
                                                                                      Stock Price Appreciation
                                             Individual Grants                               for Option Term
                       -----------------------------------------------------------  ----------------------------
                                         % of Total
                                        Options/SARs
                                         Granted to     Exercise
                        Options/sars     Employees       or Base
                          Granted        in Fiscal        Price      Expiration
 Name                     (Number)         Year         ($/Share)       Date              5% ($)        10% ($)
 ---------------------------------------------------------------------------------------------------------------
 George K. Broady           50,000          34%            $5.63     2/24/2005           $177,000      $448,638
 James D. Pritchett         37,500          26%            $5.63     2/24/2005           $132,750      $336,375
 Tim D. Torno               18,750          13%            $5.63     2/24/2005           $ 66,375      $168,187
 ---------------------------------------------------------------------------------------------------------------



        The Company adopted a Nonqualified Stock Option Plan (the "Plan") on April 15, 1988. The Plan (amended November 1, 1991 and December 28,
        1993) relates to a total of 833,333 shares of Common Stock. Options to purchase such shares may be issued to full-time employees, including officers, chosen by the Compensation Committee of the Board of Directors. The options vest based upon full-time employment with the Company at the rate of 20% per year over a five-year period. The options expire ten years from the date of grant. The option exercise price is based upon the approximate current value of the Company's Common Stock on the date of grant. Options which are vested may be exercised at any time thereafter and prior to the expiration of the option.

        The options may be exercised for the entire amount of optioned shares granted in the event (i) the optionee dies or becomes disabled, (ii) the Company is merged, consolidated or reorganized, (iii) the Company is dissolved or liquidated, (iv) substantially all property and assets of the Company are sold, (v) more than 50% ownership of the Company is transferred, or (vi) the employee is terminated, but not for cause, and his written employment agreement so provides. Further, if an employee is dismissed for cause, unexercised options to the extent vested may be exercised for 30 days before automatically expiring.

        As of December 31, 1995, options to purchase 666,875 shares were outstanding at exercise prices ranging from $1.20 per share to $7.50 per share. Of the total options, options to purchase 420,100 shares were subject to options held by the three executive officers of the Company. The option exercise price is set by the Compensation Committee of the Board of Directors on the date of grant near or at the then verifiable market price of the Company's Common Stock. During 1995, 146,750 options were granted to employees of the Company at the then market price. During 1995, 8,500 options were exercised by three employees and options to purchase 4,334 shares were cancelled.

OPTION/SAR GRANTS, EXERCISES AND HOLDINGS

        There were no exercises of stock options (or tandem SARs) and freestanding SARs during 1995 by any of the named executive officers. The unexercised options owned by the named executive officers as of December 31, 1995, are presented below:

 -------------------------------------------------------------------------------------------------------------
                                                                        Number of
                                                                       Securities                 Value of
                                                                       Underlying              Unexercised In-
                                                                       Unexercised                the-Money
                                                                      Options/SARs              Options/SARs
                                Shares             Value               at 12/31/95               at 12/31/95
                             Acquired on         Realized             Exercisable/              Exercisable/
            Name              Exercise #            ($)              Unexercisable              Unexercisable
 -------------------------------------------------------------------------------------------------------------
 George K. Broady                   -                   -             111,081/77,770         $475,149/$158,862
 James D. Pritchett                 -                   -             116,666/37,500          $499,789/$30,281
 Tim D. Torno                       -                   -              45,833/31,250          $168,178/$20,609
 -------------------------------------------------------------------------------------------------------------

REPORT ON REPRICING OF OPTIONS/SARS

        There were no adjustments or amendments during 1995 to the exercise price of any stock options or SARs previously awarded to any of the named executive officers.

LONG-TERM INCENTIVE PLAN (LTIP) AWARDS

        There were no awards made to named executive officers during 1995 under any LTIP. However, the Company has adopted a policy to compensate its executive officers and key employees with annual bonuses. Essentially the policy is to evaluate, on an annual basis, each officer's or key employee's entitlement, if any, to a bonus. The Compensation Committee, in its sole discretion, may award a bonus of up to 50% of an employee's base salary, based on achievement of certain operating goals, asset management, employee development and improvement in other areas considered important and valuable to the Company.

EMPLOYEE BENEFIT PLANS

        The Company does not sponsor any defined benefit or actuarial plans. However, the Company does sponsor a 401(k) plan for all eligible employees whereby the Company matched 40% during 1995 of the employee's contribution up to 6% of the employee's base salary. In 1995, Messrs. Broady, Pritchett and Torno received $2,179, $3,657 and $2,296, respectively, in matching 401(k) contributions under the program.

        During 1995, the Company provided a medical insurance program for its full-time employees of which it paid 60% of the premium. As of December 31, 1995, the Company did not have any life insurance or any defined benefit retirement or pension plans for its employees, officers or directors other than a keyman life insurance policy on George K. Broady in the amount of $1.0 million.

        The Company has a policy that all loans from the Company or its subsidiaries to its officers, directors and key employees or their affiliates must be approved by a majority of disinterested directors. There were no loans made or outstanding to officers, directors and/or key employees or their affiliates during 1995.

COMPENSATION OF DIRECTORS

        Each director of the Company serves until the next annual meeting of the Company's stockholders or until his successor is elected and qualified. Each independent director receives a fee of $1,000 for each Board of Directors' meeting and $500 for each committee meeting attended, and officers and directors are generally reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and committee meetings.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

        Messrs. James D. Pritchett, Executive Vice President of the Company, and Tim D. Torno, Vice President-Finance, Secretary, Treasurer and Chief Financial Officer, have written employment agreements with the Company with varying terms and provisions. The Company has no termination of employment or change-in-control arrangements, except as to the substantive effect of Mr. Broady's stock ownership.

        Mr. Pritchett's employment agreement, entered into in 1995, provides for a two year term, but automatically extends for one year periods. Mr. Torno's employment agreement was also entered into in 1995 and provides for a one year term but automatically extends for one year periods. The employment agreements set Mr. Pritchett and Mr. Torno's base salaries at $198,000 and $138,000, respectively, however, the Board of Directors may decide to compensate the two at higher rates.

        The employment agreements also contain standard provisions relating to the employee being entitled to participation in the Company's 1988 Nonqualified Stock Option Plan and participation in a bonus program. The agreements provide that the employee is to be reimbursed for reasonable expenses incurred in connection with the Company's business and certain relocation expenses. The agreements further provide for standard paid vacations, other health and accident coverage and insurance benefits.

        The Company may terminate the employment agreements if the employee commits a breach of the agreement, is convicted of a criminal offense, becomes bankrupt, grossly neglects the performance of his duties or becomes chemically addicted to alcohol, drugs or any controlled substance. If terminated by the Company for any of those reasons, it is considered cause, and upon termination for cause, all benefits, including all stock options previously granted to the employee, are cancelled and rendered null and void. In the event the Company terminates the employee without cause, then all options become exercisable for the full amount of the optioned shares and the employee is entitled to receive all compensation he would otherwise have been entitled to receive under the terms of the agreement and all other benefits for a period of 18 months for Mr. Pritchett and a period of one year for Mr. Torno. If the employee terminates the agreement for any reason, he is entitled to exercise only those options which have been fully vested at the time of termination and he must exercise them within 30 days of the date of termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        William C. Lee, Charles C. Neal and Robert F. Sexton are members of the Compensation Committee of the Board of Directors. Each of Messrs. Lee, Neal and Sexton is an independent director.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee has furnished the following report on the Company's executive compensation program. The report describes the Compensation Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the Chief Executive Officer's compensation.

        The Board of Directors created the Compensation Committee in June 1994, with Charles C. Neal, William C. Lee and James D. Pritchett as members. On May 25, 1995, the Board of Directors added Robert F. Sexton to the Compensation Committee and James D. Pritchett resigned from the Compensation Committee to provide complete outside director membership.

        The Compensation Committee views executive compensation as consisting of three main components: base salary and benefits, annual incentives and long-term incentives. The Compensation Committee's objective is to attract, retain and motivate executive officers through this combination to achieve strategic and financial objectives to create value for the stockholders of Ultrak. The Compensation Committee is in the process of creating a total compensation package which will determine compensation primarily on performance-based, objective criteria, such as net income, net income per share, return on equity and returns to stockholders through long-term appreciation of the Company's stock. The Compensation Committee would like to encourage ownership of Ultrak stock by the executive officers and to tie a large portion of the executive officers' compensation to the performance of the Company and hence to align executive officers' interests more closely with stockholders' interests. The Compensation Committee also wants to have a discretionary component to reward exceptional individual achievement.

        The Compensation Committee believes that Mr. Broady, as Chief Executive Officer, significantly and directly influences the Company's overall performance. Accordingly, the Compensation Committee uses base salary and benefits, annual incentives and long-term incentives to retain and motivate Mr. Broady and evaluates Mr. Broady's compensation in light of the Company's and his performance.

        The Compensation Committee reviewed the salaries of the executive officers of the Company in 1995. Based on the Company's failure to achieve budgeted sales and net income, the essentially flat net income performance of Ultrak for 1995 compared to 1994 and the significant underperformance of Ultrak stock relative to most stock market indices in 1995, the Compensation Committee approved a salary raise of 3% for each of the top executive officers, with an agreement to consider an upward adjustment of 5% in mid-1996, retroactive to January 1, 1996, if Ultrak is then meeting certain financial targets. The Compensation Committee decided some increase in compensation was merited due to the successful completion of three acquisitions and 20% growth in sales of existing operations during the year. The Compensation Committee authorized no bonuses for top management in 1995 because the Company did not achieve budgeted net income and the Committee did not grant any stock options based on 1995 performance.

        On January 5, 1995, the Compensation Committee granted options to purchase 50,000, 37,500 and 18,750 shares of Ultrak Common Stock to George K. Broady, James D. Pritchett and Tim D. Torno, respectively. The Compensation Committee granted these options at $5.63, the fair market value of the shares at the time of grant. The Compensation Committee based these awards on several factors, some of which were subjective, including substantial increases in sales and net income and evaluations of individual performance during 1994. The Compensation Committee notes that these are the first stock options that Mr. Broady has received from the Company based on the Company's performance and his employment with the Company.

                 Charles C. Neal
                 William C. Lee
                 Robert F. Sexton

PERFORMANCE GRAPHS

        The following chart (Chart A) compares the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended December 31, 1995, with the cumulative total return on the Nasdaq Stock Market index and a self-determined peer group. The self-determined peer group consists of ten companies actively competing with the Company in the security industry. The Company chose to use the self-determined peer group rather than the peer group composed of all publicly-traded companies with the same two digit SIC code (wholesale trade - durable goods) used in prior years because the Company believes that the self-determined peer group is more indicative of the Company's competition in the security industry.

        Chart B shows the cumulative total return of the peer group composed of all public companies with the same two digit SIC code for comparison purposes.

        The Company relied upon information provided by the University of Chicago Center for Research in Securities Prices with respect to the peer group stock performance. The Company did not attempt to validate the information supplied to it other than to review it for reasonableness. The comparison assumes $100 was invested on December 31, 1990 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any. Adjustments have been made to give retroactive effect to the December 1993 one-for-six reverse stock split.

CHART A


COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR ULTRAK, INC.

                                   12/31/90  12/31/91 12/31/92 12/31/93 12/31/94 12/29/95
                                   --------  -------- -------- -------- -------- --------
Ultrak, Inc.                        100.0      462.5    412.5    474.8    474.8    429.0
Nasdaq Stock Market (US Companies)  100.0      160.5    186.8    214.5    209.7    296.6
Self-Determined Peer Group          100.0      156.1    198.7    280.7    291.4    263.7


Companies in the Self-Determined Peer Group

        CHECKPOINT SYSTEMS INC            COHU INC
        KNOGO NORTH AMERICA INC           LO JACK CORP
        MAGAL SECURITY SYSTEMS LTD        PITTWAY CORP
        ROLLINS INC                       SENSORMATIC ELECTRONICS GROUP
        VICON INDUSTRIES INC              VIDEO SENTRY GROUP

CHART B


COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
PERFORMANCE GRAPH FOR ULTRAK, INC.

                                   12/31/90  12/31/91 12/31/92 12/31/93 12/31/94 12/29/95
                                   --------  -------- -------- -------- -------- --------
Ultrak, Inc.                        100.0      462.5    412.5    474.8    474.8    429.0
Nasdaq Stock Market (US Companies)  100.0      160.5    186.8    214.5    209.7    296.6
NYSE/AMEX/NASDAQ Stocks
  (SIC 5000-5099)                   100.0      140.8    163.9    204.3    192.0    225.3

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock and Series A Preferred Stock as of December 31, 1995, by (i) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock, or the outstanding shares of Series A Preferred Stock of the Company and their address, (ii) each executive officer and director, (iii) each nominee for director and (iv) all executive officers and directors as a group.

 ------------------------------------------------------------------------------------------------
                                                                        Series A Preferred
                                         Common Stock (1)                   Stock (1)
 ------------------------------------------------------------------------------------------------
                                    Shares          Percentage   Shares                Percentage
 ------------------------------------------------------------------------------------------------
 George K. Broady                   2,190,435(2)        27.79%   195,351(3)               100%
 Chairman of the Board,
   Chief Executive Officer
   and President
 1220 Champion Circle
 Suite 100
 Carrollton, Texas 75006

 James D. Pritchett                   161,995(4)         2.17%     -0-                    -0-
 Executive Vice President,
    Chief Operating Officer
    and Director

 William C. Lee,                       29,667               *      -0-                    -0-
   Director

 Charles C. Neal,                     156,909(5)         2.14%     -0-                    -0-
   Director

 Robert F. Sexton                     103,066(6)         1.41%     -0-                    -0-
   Director

 Tim D. Torno                          54,349(7)            *      -0-                    -0-
 Secretary, Treasurer and
   Chief Financial Officer

 All executive officers and         2,696,421(2)(8)     33.45%   195,351(3)               100%
 directors as a group
 (six persons)
 ------------------------------------------------------------------------------------------------

         (1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares shown as beneficially owned.

         (2) Includes 166,667 shares held by a trust for the benefit of members of Mr. Broady's extended family, of which Mr. Broady serves as sole trustee, 148,851 shares of Common Stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this Proxy Statement and 406,981 shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock owned by Mr. Broady. Mr. Broady disclaims beneficial ownership of the shares of Common Stock owned by the trust.

         (3) The Series A Preferred Stock has 16.667 votes per share. Through ownership of Common and Series A Preferred Stock, over 50% of the voting power of all of the outstanding capital stock is held by Mr. Broady.

         (4) Includes 124,166 shares of Common Stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this Proxy Statement held by Mr. Pritchett.

         (5) Comprised of 9,650 shares owned by Pantheon, Incorporated, a corporation owned by Mr. Neal and his wife, and 147,259 shares owned by Chas. A. Neal & Company, a corporation of which Mr. Neal is President.

         (6)     Includes 5,556 shares owned by Mr. Sexton's wife.

         (7) Includes 53,750 shares of Common Stock issuable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this Proxy Statement held by Mr. Torno.

         (8) Includes options to purchase an aggregate of 177,196 shares held by Messrs. Pritchett and Torno.

         * less than 1%

CERTAIN TRANSACTIONS

         Since July 1993, the Company has provided Veravision, Inc. ("Veravision") with a working capital line of credit in return for interest on the borrowed funds and warrants to purchase Veravision's capital stock. On December 30, 1994, Mr. Broady, the Chairman of the Board, Chief Executive Officer and President of the Company, guaranteed the repayment of certain indebtedness of Veravision to the Company. Prior to the Company making the line of credit available to Veravision, Mr. Broady had no relationship with Veravision. Prior to Mr. Broady's guarantee, Veravision had granted the Company warrants to purchase 59% of Veravision's capital stock on a fully-diluted basis. Mr. Broady guaranteed certain amounts due under notes made by Veravision to the Company. At December 31, 1995, the amount guaranteed by Mr. Broady was approximately $470,000 and the total amount of indebtedness of Veravision to the Company was $1,000,000.
         In consideration of his guaranty, the Company transferred warrants to purchase approximately 30% of Veravision's capital stock to Mr. Broady. Should the amount covered by Mr. Broady's guaranty increase, the Company would be obligated to transfer warrants to purchase additional shares of Veravision stock to Mr. Broady. Veravision is a supplier of certain dental camera products to the Company. Purchases by the Company of Veravision products in 1995 totaled $2,158,000. At present, Mr. Broady's only relationship with Veravision is in his capacity as a guarantor of certain debt owed to the Company by Veravision (as described above) and as the holder of warrants to acquire approximately 30% of Veravision's stock. Mr. Broady is neither an officer nor director of Veravision.

         During 1995 the Company made purchases of approximately $266,000 from Ultrak Electronics Limited, a Hong Kong corporation of which Mr. Broady owns approximately 49% of the capital stock. The Company believes that these purchases were made at prices and on terms at least as favorable to the Company as those which could have been obtained in an arm's length transaction with an unaffiliated party.

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         Grant Thornton LLP has served as independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 1995. If the stockholders of the Company do not approve such appointment, the Board of Directors will not appoint the firm as auditors for the fiscal year ending December 31, 1996. Representatives of Grant Thornton LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

OTHER BUSINESS

         The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

STOCKHOLDER PROPOSALS

         Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1997 Annual Meeting of Stockholders, such proposals must be received by the Company not later than January 16, 1997. Such proposals should be directed to Ultrak, Inc., 1220 Champion Circle, Suite 100, Carrollton, Texas 75006, Attention: Secretary.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Common Stock or securities convertible into Common Stock, to file with the Securities and Exchange Commission ("SEC") and the Nasdaq National Market reports of ownership and reports of changes in ownership in the Common Stock and securities convertible into Common Stock of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during its fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

MISCELLANEOUS

         All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith.

         The Company's Annual Report for the fiscal year ended December 31, 1995 (the "Annual Report") accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

                                        By Order of the Board of Directors,

                                        /s/ TIM D. TORNO
                                        Tim D. Torno
                                        Secretary

Carrollton, Texas
April 15, 1996

                                  ULTRAK, INC.

                                   PROXY CARD

The undersigned hereby (i) acknowledges receipt of the Notice dated April 15, 1996, of the Annual Meeting of Shareholders of Ultrak, Inc. (the "Company") to be held at 3000 Thanksgiving Tower, Dallas, Texas 75201, on Monday, May 20, 1996, at 9:00 a.m. Central Standard Time, and the Proxy Statement in connection therewith; and (ii) appoints George K. Broady and Tim
D. Torno, and each of them, the undersigned's proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Preferred Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof; and (iii) directs that this proxy be voted as follows:

(a) Proposal to elect five directors to serve until the next Annual Meeting of Shareholders or until their respective successors are elected and qualified.

     [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote for
         (except as marked to the contrary)      all nominees listed below


     Directors: George K. Broady, James D. Pritchett, William C. Lee, Charles C. Neal and Robert F. Sexton.

     (INSTRUCTION: To  withhold  authority  to  vote  for  any individual nominee,  write  the  nominee's  name  in  the  space provided below.)
- --------------------------------------------------------------------------------
(b) Proposal to approve the selection by the Board of Directors of Grant Thornton LLP as the firm of independent certified public accountants to audit the accounts of the Company for the fiscal year ending December 31, 1996.

     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

(c) In the direction of the proxies on any other matter that may properly come before the meeting or any adjournment thereof.

     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

              (Continued and to be signed on the reverse side.)

                         (Continued from other side.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED. UNLESS OTHERWISE MARKED, THE PROXY WILL BE VOTED "FOR" THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

If both of the proxies named above shall be present in person or by substitute at the meeting or any adjournment thereof, both of the proxies so present and voting, either in person or by substitute, shall exercise all of the proxies hereby given.

The undersigned hereby revokes any proxy heretofore given to vote upon or act with respect to such Common Stock and Preferred Stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                                       Signature:
                                                 -------------------------------

                                       -----------------------------------------

                                       Date:
                                            ------------------------------------
                                       Please date this Proxy and sign your
                                       name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the Proxy should be signed by a duly authorized officer. Please date, sign and mail this proxy card in the enclosed envelope. No postage is required if mailed in the U.S.